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                         [LATHAM & WATKINS LETTERHEAD]





                                October 12, 2000










USinternetworking, Inc.
One USi Plaza
Annapolis, Maryland 21401

         Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration by USinternetworking, Inc., a Delaware corporation (the "Company"), of an aggregate maximum offering of $150,000,000 of shares of common stock of the Company (the "Shares"), under the Securities Act of 1933, as amended, by the Company on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 12, 2000 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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LATHAM & WATKINS

October 12, 2000
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         We are opining herein as to the effect on the subject  transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We  consent  to  your  filing  this   opinion  as  an  exhibit  to  the
Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                  Very truly yours,

                                  /s/ Latham & Watkins